Exhibit 99.2

Reconciliation of Income (Loss) from Continuing Operations to Recurring Earnings

(UNAUDITED)

	2003					2004
(Dollars in millions, except for per-share amounts)	1st Qtr *	2nd Qtr *	3rd Qtr *	4th Qtr *	Year *	1st Qtr *	2nd Qtr*	3rd Qtr	4th Qtr	Year
Income (loss) from continuing operations(1)	($43.1)	$113.7	$20.0	($62.4)	$28.2	($1.5)	($18.0)	$16.1	$0.0	($3.4)
Preferred stock dividends	6.8	22.7	—	—	29.5	—	—	—	—	—

Income (loss) from continuing operations available to common stockholders	($49.9)	$91.0	$20.0	($62.4)	($1.3)	($1.5)	($18.0)	$16.1	$0.0	($3.4)

Income (loss) from continuing operations — diluted earnings per share	($0.10)	$0.17	$0.04	($0.12)	($0.01)	$—	($0.03)	$0.03	#DIV/0!	($0.01)

Nonrecurring items:
Power
Accelerated compensation expense associated with workforce reductions	11.8	—	—	—	11.8	—	—	—	—	—
Severance accrual	—	0.6	—	—	0.6	—	—	—	—	—
Impairment of investment in Aux Sable	—	8.5	5.6	—	14.1	—	—	—	—	—
Loss accrual for regulatory issues(2)	—	20.0	—	—	20.0	—	—	—	—	—
Prior period item correction(3)	(13.7)	(93.1)	(1.0)	(9.0)	(116.8)	—	—	—	—	—
Gain on sale of Jackson EMC power contracts	—	(175.0)	(13.0)	—	(188.0)	—	—	—	—	—
Gain on sale of crude contracts and pipeline	—	(7.1)	—	—	(7.1)	—	—	—	—	—
Gain on sale of eSpeed stock	—	—	(13.5)	—	(13.5)	—	—	—	—	—
Impairment of goodwill(2)	—	—	—	45.0	45.0	—	—	—	—	—
Hazelton impairment	—	—	—	44.1	44.1	—	—	—	—	—
California rate refund and other accrual adjustments(4)	—	—	—	33.3	33.3	—	—	—	—	—

Total Power nonrecurring items	(1.9)	(246.1)	(21.9)	113.4	(156.5)	—	—	—	—	—
Gas Pipeline
Write-off of Oneline information system project	—	25.5	—	0.1	25.6	—	—	—	—	—
Severance accrual	—	0.9	—	—	0.9	—	—			—
Write-off of previously-capitalized costs — idled segment of Northwest’s pipeline	—	—	—	—	—	—	9.0			9.0

Total Gas Pipeline nonrecurring items	—	26.4	—	0.1	26.5	—	9.0	—	—	9.0
Exploration & Production
Gain on sale of certain E&P properties	—	(91.5)	—	—	(91.5)	—	—	—	—	—
Loss provision related to an ownership dispute	—	—	—	—	—	—	11.3	—	—	11.3

Total Exploration & Production nonrecurring items	—	(91.5)	—	—	(91.5)	—	11.3	—	—	11.3
Midstream Gas & Liquids
La Maquina depreciable life adjustment	—	—	4.2	—	4.2	—	—	6.4	—	6.4
Gain on sale of West Texas LPG Pipeline, L.P.	—	—	(11.0)	—	(11.0)	—	—	—	—	—
Gain on sale of wholesale propane	—	—	—	(16.2)	(16.2)	—	—	—		—
Devil’s Tower revenue correction	—	—	—	—	—	—	(16.5)	16.5		—

Total Midstream Gas & Liquids nonrecurring items	—	—	(6.8)	(16.2)	(23.0)	—	(16.5)	22.9	—	6.4
Other
Impairment of Longhorn and Aspen project(5)	—	49.6	—	—	49.6	—	10.8	—	—	10.8
Gain on sale of butane blending inventory	—	—	(9.2)	—	(9.2)	—	—			—
Longhorn recapitalization fee	—	—	—	—	—	6.5	—	—	—	6.5

Total Other nonrecurring items	—	49.6	(9.2)	—	40.4	6.5	10.8	—	—	17.3

Nonrecurring items included in segment profit (loss)	(1.9)	(261.6)	(37.9)	97.3	(204.1)	6.5	14.6	22.9	—	44.0
Nonrecurring items below segment profit (loss)
Convertible preferred stock dividends(2)(Preferred stock dividends — Corporate)	—	13.8	—	—	13.8	—	—	—	—	—
Impairment of cost-based investments(6) (Investing income (loss) -Various)	—	19.1	2.3	—	21.4	—	—	15.7	—	15.7
Severance accrual (General corporate expenses)	—	3.0	—	—	3.0	—	—	—	—	—
Impairment of Algar Telecom investment (Investing income (loss) — Other)	12.0	—	1.2	—	13.2	—	—	—	—	—
Write-off of capitalized debt expense (Interest accrued — Corporate)	—	14.5	—	—	14.5	—	3.8	—	—	3.8
Premiums, fees and expenses related to the debt repurchase and debt tender offer (Other income (expense) — net — Corporate and Exploration & Production)	—	—	—	66.8	66.8	—	96.7	155.1	—	251.8
Loss provision related to an ownership dispute — interest component (Interest accrued — Exploration & Production)	—	—	—	—	—	—	1.9	—		1.9

	12.0	50.4	3.5	66.8	132.7	—	102.4	170.8	—	273.2
Total nonrecurring items	10.1	(211.2)	(34.4)	164.1	(71.4)	6.5	117.0	193.7	—	317.2
Tax effect for above items	3.9	(108.7)	(14.0)	43.4	(75.5)	2.5	44.8	74.1	—	121.3

Recurring income (loss) from continuing operations available to common stockholders	($43.7)	($11.5)	($0.4)	$58.3	$2.8	$2.5	$54.2	$135.7	$0.0	$192.5

Recurring diluted earnings per common share	($0.08)	($0.02)	$—	$0.11	$0.01	$—	$0.10	$0.26	#DIV/0!	$0.37

Weighted-average shares — diluted (thousands)	517,652	534,839	524,711	518,502	518,137	525,752	521,698	529,525	0	521,438

(1)	Includes $126.8 million positive valuation adjustment associated with agreement to terminate contract with Allegheny in second quarter 2003.

(2)	No tax benefit.

(3)	Power recognized $116.8 million of revenue in 2003 from a correction of the accounting treatment previously applied to certain third party derivative contracts during 2002 and 2001.

(4)	For $5.6 million, no tax benefit.

(5)	For $20.2 million, no tax benefit in 2nd Qtr 2003.

(6)	For $21.4 million in 2003, no tax benefit.

* Amounts have been restated from 2nd quarter 2004 to reflect the transfer of our equity method investment in Aux Sable from our Midstream segment to our Power segment.

Note: The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.